UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2018

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 15, 2018, Packaging Corporation of America held its 2018 Annual Meeting of Stockholders, at which the following proposals were voted upon and approved by PCA’s stockholders:

(a)	Election of Directors. Each of the following nominees for directors was elected to serve through the 2019 Annual Meeting of Stockholders. Votes for, votes against, abstentions and broker non-votes, by nominee, were as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
Mark W. Kowlzan	74,224,340	3,478,778	1,364,105	6,467,299
Cheryl K. Beebe	77,711,372	1,274,131	81,720	6,467,299
Duane C. Farrington	78,805,874	166,214	95,135	6,467,299
Hasan Jameel	77,599,105	1,377,521	90,597	6,467,299
Robert C. Lyons	78,816,973	163,255	86,995	6,467,299
Thomas P. Maurer	78,806,592	173,493	87,138	6,467,299
Samuel M. Mencoff	74,842,017	4,178,840	46,366	6,467,299
Roger B. Porter	72,176,347	6,518,605	372,271	6,467,299
Thomas S. Souleles	77,818,869	1,160,767	87,587	6,467,299
Paul T. Stecko	76,961,307	2,068,630	37,286	6,467,299
James D. Woodrum	78,058,493	917,564	91,166	6,467,299

(b)	The stockholders ratified the audit committee’s appointment of KPMG LLP as the independent registered public accounting firm to serve as PCA’s auditors for the year ending December 31, 2018. The voting results were as follows: 85,421,608 votes for; 52,598 votes against; and 59,956 abstentions.
(c)	The stockholders approved our executive compensation on a non-binding advisory basis. The voting results were as follows: 74,286,972 votes for; 4,478,440 votes against; 301,811 abstentions; and 6,467,299 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Senior Vice President, General Counsel & Secretary

Date: May 16, 2018